SALES DISTRIBUTION AGREEMENT


         THIS AGREEMENT ( Agreement ) is made and entered into as of this 1st day of December, 1996, by and between CARRINGTON LABORATORIES, INC., a Texas corporation ("Carrington"), and SUCO INTERNATIONAL CORP., a Florida corporation ("Suco").


                            W I T N E S S E T H :


         WHEREAS, Carrington is engaged in the business of manufacturing, selling and distributing certain medical devices and is desirous of establishing a competent and exclusive distribution source for sales of such products in the listed countries in Latin America (defined in Article 1 hereof as the Territory ); and

         WHEREAS, Suco is desirous of distributing such products in the Territory and is willing and able to provide a competent distribution organization in each country in the Territory, and Suco desires to be Carrington's exclusive sales distributor for such products in the Territory;

         NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

   Article 1.  Definitions

         1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

         (a) "Products" shall mean the wound and skin care products manufactured by or for Carrington set forth on Exhibit A hereto. Carrington will provide a ninety (90) day notice to Suco on its intent to add or discontinue Products to Exhibit A. Suco shall be granted a ninety (90) day right of first refusal for new products Carrington may develop or license from third parties. If the Carrington and Suco cannot agree on terms and conditions for such products within that time, Carrington shall be free to distribute or sell said products to anyone in the Territory, provided, however, Carrington shall not accept terms less favorable than offered by Suco.

         (b) "Territory" shall mean the following countries: Dominican Republic, Haiti, Colombia, Venezuela, Uruguay, Bolivia, Peru, Paraguay, Ecuador.

        (c) Parties shall mean Carrington and Suco and Party shall mean either of them as the context indicates.

         (d) Know-how shall mean secret and substantial technical and scientific information regarding the Products, which may be necessary, useful or advisable to enable Suco to obtain the Registration of, promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to Suco after execution of this Agreement.

         (e) Registration shall mean any official approval, or authorization, or licensing regarding the Products by the appropriate and competent authorities in the Territory, including, if applicable, the Products selling prices and social security approvals, allowing the lawful marketing of the Products.

         (f) Trademarks shall mean all Carrington Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products. Said Trademarks and other required Registrations shall be obtained by Suco at Carrington s sole expense with ownership exclusively retained by Carrington.

   Article 2.  Appointment

         2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints Suco as Carrington's exclusive sales distributor in the Territory for the sale of Products, and Suco hereby accepts such appointment. As sales distributor in the Territory, Suco shall, subject to the terms and conditions of this Agreement, have the right to sell Products in the Territory, but shall have no right to sell Products outside the Territory.

         2.2 In a manner reasonably satisfactory to Carrington, Suco agrees to (a) make and maintain all declarations, filings, and Registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory, (b) devote its best efforts to the diligent promotion, marketing, sale and distribution of the Products in each country in the Territory, (c) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in each country in the Territory, (d) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with r e s p ect to the Products and careful attention to customers requirements for all Products, and (e) promptly assign back to Carrington any product Registrations in the Territory upon termination of Agreement.

         2.3 D u ring the term of this Agreement, Suco shall be considered an independent contractor and shall not be considered a partner, employee, agent or servant of Carrington. As such, Suco has no authority of any nature whatsoever to bind Carrington or incur any liability for or on behalf of Carrington or to represent itself as anything other than a sales distributor and independent contractor. Suco agrees to make clear in all dealings with customers or prospective customers that it is acting as a distributor of the Products and not as an agent of Carrington.

         2.4 Nothing in this Agreement shall be construed as giving Suco any right to use or otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

         2.5 S u co shall promptly inform Carrington of any misappropriation of the Know-how which comes to its attention. After having dicsussed such situaiton with Suco, Carrington shall have sole and absolute discretion to take such action as it deems appropriate. Suco, at its sole expense, if Suco has intentionally or negligently allowed such Know-how to be disclosed or misappropriated shall assist Carrington in taking legal action, if deemed necessary, against such misappropriation.

         2.6 All costs and expenses connected with Suco's activities or performance under this Agreement are to be borne solely by Suco.

   Article 3.  Certain Performance Requirements

         3.1 Suco agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. Suco will not, under any circumstances, either directly or indirectly through third parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory.

         3.2 In order to assure Carrington that Suco is in compliance with Article 3.1, Suco agrees that:

         (a) Suco will send to Carrington monthly sales reports in a mutually agreed upon format which set forth mutually agreed upon items such as the number of units of each Product sold;

         (b) Suco will send to Carrington quarterly inventory reports of the Products; and

         (c) Carrington may mark for identification all Products sold by Carrington to Suco hereunder.

         3.3 Suco shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory if Suco has knowledge thereof from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

         3.4 Suco shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market segments. Suco shall maintain all its inventory of Products clearly segregated and meeting all storage and other standards required by applicable governmental authorities. All such inventory and Suco's facilities shall be subject to inspection by Carrington or its agents upon 72 hours written notice.

         3.5 Suco shall be responsible for and shall collect all governmental and regulatory sales and other taxes, charges and fees that may be due and owing upon sales by Suco of Products. Upon written request from Suco, Carrington shall provide Suco with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

         3.6 All Products shall be packaged and delivered by Carrington to Suco. All Products shall be labeled, advertised, marketed, sold and distributed by Suco in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed and (ii) all other applicable laws, rules and regulations. Suco shall pay all expenses associated with (i) any alterations to the packaging and labeling of the Products which deviate from Carrington's standard packaging materials, designs, methods and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging. The Parties shall agree on minimum production runs for such custom labels.

         3.7   Suco   shall  not  make  any  alterations  or  permit  any
   alterations to be made to the Products, except as mutually agreed to in Section 3.6 above..

         3.8 S u c o shall be responsible for complying with all a p p l icable laws, regulations and requirements concerning the Registration, inventory, use, promotion, distribution and sale of the Products in the Territory. Suco shall assume full responsibility for the Registration filing, inventory, use, promotion, distribution and sale of the Products in the Territory and correspondingly for any damage, claim, liability, loss or expense which Suco may suffer or i n cur by reason of said Registration filing, inventory, use, promotion, distribution and sale and shall hold Carrington harmless from any claim resulting therefrom being directed against Carrington by any third party. Provided, however, Carrington warrants and represents that the products supplied by Carrington to Suco shall conform to Carrington's standards and specifications and that if any claim or demand is made for damages or liability resulting from the product, raw material and active ingredients, if any, contained therein, or industrial property rights pertaining thereto, except as hereinbelow stated, Carrington shall be solely responsible for such claims or demands and shall hold Suco harmless therefore.

   In the event that, following delivery of the Product to Suco, the Product is improperly transported or stored, is mishandled, becomes contaminated or is otherwise damaged through no fault of Carrington, Suco shall be solely responsible for any claim or demand made in regard to the Product.

         3.9 Suco agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

         3.10 Suco shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing.

         3.11 Suco will actively and aggressively promote, develop demand for and maximize the sale of the Products to all customers and potential customers within the Territory. Suco agrees not to manufacture, promote, market, sell or distribute to any customers or potential customers in the Territory without ninety (90) days written notice to and approval from Carrington, any competitive wound care, or incontinence care product.

         3.12 Suco represents that its books, records and accounts pertaining to all its operations hereunder associated with Carrington products or sales are complete and accurate in all material respects and have been maintained in accordance with sound and generally accepted accounting principles. Suco's auditor shall deliver to Carrington, in accordance with Article 13, at the end of each 12-month period during the term of the Agreement, a declaration that the accounts rendered are correct. Carrington shall have the right to have such books, records, and accounts examined, at its expense, by a qualified accountant nominated by Carrington.

   Article 4.  Sale of Products by Carrington to Suco

         4.1 Subject to the terms and conditions of this Agreement, including specifically Article 4.6 hereof, Carrington shall sell to Suco the Products at a specified price for each Product (the "Contract Price"). For orders placed by Suco during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such exhibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) Suco shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following 12-month period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term.

         4.2 A s c onsideration for its appointment as a sales distributor entitled to a Product discount, Suco agrees to purchase from Carrington, during each 12-month period of the term of this Agreement, commencing with the 12-month period beginning _________, 19__ through ___________, 19__, at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). For the first 12-month period of the term of this Agreement, the Specified Minimum Purchase Amount for each country shall be waived. The Specified Minimum Purchase Amounts for each subsequent 12-month period shall be determined by mutual agreement of the Parties no later than thirty
   (30) days prior to the beginning of such period based on Suco's reasonable, good faith projections of future sales growth and such other factors as the Parties may deem relevant.

         4.3 Suco shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders are subject to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice Suco upon shipment of the Products. Unless otherwise agreed, Suco shall pay all invoices in full within 120 days of the date of invoice. Suco shall be solely responsible for all costs in connection with affecting payments. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

         4.4 Carrington shall not be obligated to ship Products to Suco at any time when payment of an amount owed by Suco is overdue or when Suco is otherwise in breach of this Agreement.

         4.5 All shipments shall be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not be scheduled prior to ninety (90) days after the date the Purchase Order is received and acknowledged in writing by Carrington, unless by mutual consent of the Parties. Purchase Orders will be non-cancelable. Suco will issue to Carrington on a monthly basis, a twelve (12) month rolling forecast so that Carrington may incorporate said forecasts in to is planning system. The triggering document for production activities is, however, the Purchase Order, as stated above. Carrington will guarantee delivery dates for Product quantities that vary up to 20% above the last monthly rolling forecast issued prior to the Purchase Order placed by Suco. Variation above twenty percent (20%) shall be discussed between the Parties and Carrington will use reasonable best efforts to maintain delivery dates requested by Suco.

         4.6 All shipments of Products to Suco will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington's existing distribution policy. All Contract Prices are F.O.B., (invoice price includes seller's expense for delivery to Miami or any other named destination) Carrington's facility, Dallas, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to Suco upon delivery of such Products by Carrington to the carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery.

         4.7 Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by Suco under this Agreement. However, if necessary in the best judgment of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including Suco, on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

         4.8 Carrington accepts liability for defective Products and agrees to replace such defective Products should they occur with new Products. Carrington carries liability insurance and is willing to have Suco added as a covered Party under this policy. Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at t h e time of shipment to Suco hereunder, CARRINGTON MAKES NO
   REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. Suco shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 4.8 or that is inconsistent with the policies or publications of Carrington relating to the Products.

         SUCO'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT SUCO'S OPTION. CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO SUCO OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

         SUCO  SHALL  DEFEND,  INDEMNIFY AND HOLD HARMLESS CARRINGTON AND
   CARRINGTON S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR CONNECTED WITH (i) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS, KNOW-HOW OR TRADEMARKS BY SUCO OR ANY OTHER PARTY, (ii) ANY BREACH BY SUCO OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (iii) ANY ACTS OR OMISSIONS ON THE PART OF SUCO OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND SUCO S AUTHORIZATION GRANTED HEREIN.

         4.9 Credits for defective Products to Suco shall include importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method.

   Article 5.  Term and Termination

         5.1 The term of this Agreement shall be for a period of five years from the effective date of this Agreement. After such term, this Agreement shall be automatically terminated unless the parties mutually agree in writing to extend the term hereof. Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 5 and as expressly provided elsewhere in this Agreement.

         5.2 Carrington shall have the absolute right to terminate this Agreement if Suco fails to perform or breaches, in any material respect, any of the terms or provisions of this Agreement. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by Suco, Suco understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this Article 5.2, if:

               (i) Suco fails or refuses to pay to Carrington any sum when due;

               (ii) Suco breaches any provision of Article 2.2, 3.1, 3.5, 3.7, 3.9, 4.2, 4.8, 6 or 7; or

               (iii) S u co fails to purchase the Specified Minimum Purchase Amounts of Product for any required period provided, however, if governmental actions such as public price changes or similar limitations prevent the Specified Minimum Purchase
         Amount from being achieved for that particular country the Specified Minimum Purchase Amounts shall be revised on mutually agreeable terms.

         5.3 Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or against the other Party procedures in b a n k ruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or license to operate its business as presently conducted in any part of the Territory.

         5.4 This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 4.1 and 4.2 hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next 12-month period of the term for the particular country under discussion.

         5.5 During the one-year period following termination of this Agreement, any inventory of Products held by Suco at the termination of this Agreement may be sold by Suco to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing Suco's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to Suco, including importation and shipping.

         5.6 The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 4.7, 5.5, 6, 7 and 15 and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of one (1) year.


   Article 6.  Trademarks/Registration

         6.1 All Carrington Trademarks, Registrations (Sanitary or otherwise) trade names, service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products, are the sole and exclusive property of Carrington or its affiliates. The Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants Suco permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in i t s sole discretion after consultation with Suco, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and Suco shall be obligated to do the same.

         6.2 Carrington's Trademarks should appear on all Products packaging, labels, and inserts and other materials which Suco uses for the marketing of the Products in such form and manner as Carrington shall reasonably require. Carrington retains the right to review and approve all intended uses of the Trademarks in any packaging promotional or other materials relating to the Products prior to Suco's actual use thereof.

         6.3 Suco agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign[TM] or the sign TM. Suco may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, Suco may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

         6.4 In the event of any known infringement of, or threatened or presumed infringement of, or challenge to Suco's use of any Trademark or of any Suco trademark, Suco is obligated to notify Carrington immediately. Suco shall investigate any alleged violation and, if necessary, shall take the appropriate legal action to resolve the issue and to prevent other competitors from infringing on said intellectual property rights with in the Territory. In its own name and at its expense, Carrington shall have sole and absolute discretion to take such action relative to its Trademark as it deems appropriate.

         6.5 In the event of the termination of this Agreement for any reason, Suco's right to use the Trademarks shall cease, and Suco shall cease using such Trademarks at such time as Suco's inventory of Products has been sold. Suco shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the premises of the office(s) of Suco and any of the advertising of Suco used in connection with the Products.

         6.6 In the event of a breach or threatened breach by Suco of the provisions of this Article 6, Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
   Article 6, including the recovery of damages from Suco.

         6.7 Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall then be also defined as Trademark for purposes of this Agreement) owned by Carrington or to be transferred from Suco to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used. provided it is not confusingly similar to a Trademark owned by Suco in the Territory.

         6.8 Nothing in this Agreement shall be construed as giving Suco the right to use the Trademark outside the Territory or for any other product than the Products.

   Article 7.  Confidential Information

         7.1 Suco recognizes and acknowledges that Suco might have access to confidential information and trade secrets of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with Carrington. Other than as is necessary to perform the terms of this Agreement, Suco shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such C o n fidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, e x c e pt as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by Suco of the provisions of this Article 7, Carrington shall be entitled to an injunction restraining Suco from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 7, including the recovery of damages from Suco. For purposes of this paragraph the term "confidential information" shall include and be limited to, information disclosed by Carrington to Suco that was not:

               1) know to Suco at the time of such disclosure acquired from a source other than Carrington,

               2) at the time of disclosure or thereafter known to or available to the public, or

               3) disclosed to Suco in good faith by another party legally entitled to disclose such information who does not, in turn, require Suco to keep the information confidential.

         7.2 Suco shall not disclose the existence of this Agreement or any of the terms herein without the prior written consent of Carrington.


   Article 8.  Force Majeure

         8.1 Neither Suco nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, d r ought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), nor shall Suco or Carrington's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party s obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, then the other shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties reward of interests.

         8.2 The Parties agree that any obligation to pay money is never excused by Force Majeure.

   Article 9.  Amendment

         9.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

   Article 10. Entire Agreement

         10.1 This Agreement represents the entire Agreement between the P a r t i es and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

         10.2 Should any provision of this Agreement be rendered invalid or unenforceable, it shall not affect the validity or enforceability of the remainder.

   Article 11. Assignment

         11.1 N e i ther this Agreement nor any of the rights or obligations of Suco hereunder shall be transferred or assigned by Suco without the prior written consent of Carrington, executed by a duly authorized officer of Carrington.

   Article 12. Governing Law

         12.1 It is expressly agreed that the validity, performance and construction of this Agreement shall be governed by the laws and jurisdiction of Texas.

   Article 13. Notices

         13.1 Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

         (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to Suco. (Fax No. 972-714-5009)

         (b) Suco at: Suco International Corporation, 499 Sheridan Street, Suite 210, Dania, FL 33004 Attention: President, or at such other address as Suco shall have theretofore furnished in writing to Carrington. (Fax No. 954-927-
               8822)

   Article 14. Waiver

         14.1 Neither Suco's nor Carrington's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither Suco s nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previous action by either Party.

   Article 15. Arbitration

         15.1 E x cept as expressly provided otherwise herein, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held at the location of the non-instituting Party in the English language and shall be governed by the rules of the International Chamber of Commerce (the "ICC") as amended from time to time. Any procedural rule not determined under the rules of the ICC shall be determined by the laws of the State of Texas, other than those laws that would refer the matter to another jurisdiction.

               A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties cannot reach agreement on an arbitrator within forty-five (45) days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ICC, who shall appoint an independent arbitrator who does not have any financial or conflicting interest in the dispute, controversy or claim. If the ICC is unable to appoint, or fails to appoint, an arbitrator within ninety (90) days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each Party within the thirty (30) days of being required to do so, and the third promptly selected by the two arbitrators selected by the Parties.

               The arbitrators shall announce the award and the reasons therefor in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the Parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the Parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the ICC (if any) shall be divided equally among the Parties to the arbitration.

   Article 16. Exhibits

               A n y and all exhibits referred to herein shall be considered an integral part of this Agreement.

   Article 17. No Inconsistent Actions

         17.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 4.7 and 8 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

   Article 18. Currency of Account

         18.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by Suco to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or (ii) in the form of a bank cashier's check payable to the order of Carrington.


   Article 19. Binding Effect

         19.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                        CARRINGTON LABORATORIES, INC.



                                        By:
                                             Name:
                                             Title:



                                        SUCO INTERNATIONAL CORP.



                                        By:
                                             Name:
                                             Title:

                               EXHIBIT A

                       SUCO INTERNATIONAL CORP.

        PRODUCT
          NO.                   PRODUCT NAME                  PRICE
       --------   -----------------------------------------  -------
                                WOUND CARE

        101005    CARRINGTON   CARRASYN   HYDROGEL WOUND      $2.40
                        DRESSING, 1/2 oz. tube
        101010    CARRINGTON  CARRASYN   HYDROGEL WOUND       $5.34
                        DRESSING, 1 oz. tube

        101030    CARRINGTON  CARRASYN   HYDROGEL WOUND       $6.80
                        DRESSING, 3 oz. tube

        101080    CARRINGTON  CARRASYN   HYDROGEL WOUND      $20.00
                  DRESSING, (spray gel),8 oz. bottle

        101025    CARRINGTON  CARRASYN   V (VISCOUS)          $3.16
                  HYDROGEL WOUND DRESSING, 1/2 oz. tube

        101002    CARRINGTON  CARRASYN   V (VISCOUS)          $1.78
                  HYDROGEL WOUND DRESSING, 1 oz. sachet

        101023    CARRINGTON CARRASYN   V (VISCOUS)           $4.25
                  HYDROGEL WOUND DRESSING, 3 oz. tube

        101017    CARRINGTON  CARRAGAUZE , 2"x 2" pads        $1.40

        101015    CARRINGTON  CARRAGAUZE , 4"x 4" pads        $2.40

        102060    CARRINGTON  CARRAKLENZ   WOUND & SKIN       $4.05
                  CLEANSER, 6 oz. pump

        102062    CARRINGTON  CARRAKLENZ   WOUND & SKIN       $5.62
                  CLEANSER, 8 oz. spray

        102160    CARRINGTON  CARRAKLENZ   WOUND & SKIN       $7.40
                  CLEANSER, 16 oz. spray

                              INCONTINENCE CARE PRODUCTS

        104004    CARRINGTON  MOISTURE BARRIER CREAM,         $0.40
                  0.4 oz. packet

        104040    CARRINGTON  MOISTURE BARRIER CREAM,         $3.06
                  3.5 oz. tube

                                ENVIRONMENTAL PRODUCTS

        107010    CARRINGTON CARRASCENT   Odor                $1.58
                  Eliminator, 1 oz. bottle

        *Introductory Price Only - Subject to Change